Exhibit 99.1

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701

Company Contact:

Stephen C. Jumper, CEO and President

James K. Brata, Chief Financial Officer

(800) 332-9766

www.dawson3d.com

Dawson Geophysical to Issue Third Quarter 2015 Results and

Hold Investor Conference Call

MIDLAND, Texas, October 29, 2015/ PR Newswire/Dawson Geophysical Company (NASDAQ: DWSN) announced today that it plans to publicly release financial results for the third quarter ended September 30, 2015 before the market opens on Thursday, November 5, 2015.   An investor conference call to review the third quarter results will be held on Thursday, November 5, 2015, at 9:00 a.m. Central Time.

Date:	Thursday, November 5, 2015

Time:	10:00 AM ET
9:00 AM CT
8:00 AM MT
7:00 AM PT

Call:	(888) 401-4669 (US) and (719) 457-2628 (International)

Internet:	Live and rebroadcast over the internet, log onto http://www.dawson 3d.com

Replay:	Available until Sunday, November 08, 2015, at (877) 870-5176 (US) and (858) 384-5517(International), Passcode 8990842, and available for 30 days on the Company’s web site at http://www.dawson3d.com

Dawson Geophysical Company is a leading provider of North America onshore seismic data acquisition services with operations throughout the continental United States and Canada. Founded in 1952, Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators, as well as providers of multi-client data libraries.

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. These risks include, but are not limited to, dependence upon energy industry spending, the volatility of oil and natural gas prices, high fixed costs of operations, operational disruptions, changes in economic conditions, industry competition, the potential for contract delay or cancellations of service contracts, the availability of capital resources, weather interruptions, limited number of customers, and credit risk related to our customers. A discussion of these and other factors, including risks and uncertainties, is set forth in Exhibit 99.5 to the Company’s Form 8-K/A that was filed with the Securities and Exchange Commission on April 30, 2015. Dawson Geophysical Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Source: Dawson Geophysical Company